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                                                                EXHIBIT 3.(I)(D)


                        CERTIFICATE OF ELIMINATION OF THE
                  $3.875 CUMULATIVE CONVERTIBLE PREFERRED STOCK
                       OF OCCIDENTAL PETROLEUM CORPORATION

                               -------------------

 Pursuant to Section 151 of the General Corporation Law of the State of Delaware

                               -------------------


     Occidental Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (this "Corporation"), does hereby certify, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of this corporation, at a meeting duly held on July 15, 1999, at which a quorum was present and acting throughout, duly adopted the following resolutions, which resolutions remain in full force and effect on the date hereof:

          WHEREAS, a Certificate of Designation of the $3.875 Cumulative Convertible Preferred Stock, dated February 16, 1993 (the "$3.875 Cumulative Convertible Preferred Certificate"), of this Corporation was duly filed by this Corporation in the Office of the Secretary of State of the State of Delaware (the "Office of the Secretary of State") on February 17, 1993, and a certified copy thereof was duly recorded by this Corporation with the Recorder of New Castle County, Delaware, on February 19, 1993, and pursuant to the $3.875 Cumulative Convertible Preferred Certificate there was established a series of the authorized preferred stock of this corporation, having a par value of $1.00 per share, which series was designated as "$3.875 Cumulative Convertible Preferred Stock" (the "$3.875 Cumulative Convertible Preferred Stock") and consisted of 11,500,000 shares; and

          WHEREAS, the $3.875 Cumulative Convertible Preferred Stock and the $3.875 Cumulative Convertible Voting Preferred Stock Redemption Committee (the "Redemption Committee") of the Board of Directors of this Corporation, pursuant to a written consent dated February 10, 1998, redeemed all outstanding shares of the $3.875 Cumulative Convertible Preferred Stock on March 13, 1998; and

          WHEREAS, the Board of Directors of this Corporation wishes to eliminate from the Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), of this Corporation all matters set forth in the $3.875 Cumulative Convertible Preferred Certificate with respect to the $3.875 Cumulative Convertible Preferred Stock, and wishes that the 11,500,000 shares which constituted the $3.875 Cumulative Convertible Preferred Stock shall constitute authorized but unissued shares of preferred stock, par value $1.00 per share, of this Corporation;

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          NOW, THEREFORE, BE IT RESOLVED, that none of the authorized shares of the $3.875 Cumulative Convertible Preferred Stock are outstanding, and that none will be issued subject to the $3.875 Cumulative Convertible Preferred Certificate; and be it

          FURTHER RESOLVED, that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary or any Assistant Secretary of this Corporation be, and each of them hereby is, authorized and empowered to cause a certificate pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware to be executed and acknowledged with respect to these resolutions, and to cause such certificate to be filed and recorded in accordance with
     Section 103 of the General Corporation Law of the State of Delaware, which certificate, when it becomes effective, shall have the effect of eliminating from the Restated Certificate of Incorporation all matters set forth in the $3.875 Cumulative Convertible Certificate with respect to the $3.875 Cumulative Convertible Preferred Stock.


     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate to be made under the seal of this corporation and signed by Donald
P. de Brier, its Executive Vice President and Secretary, this 16th day of July, 1999.


                                            By:   Donald P. de Brier
                                               ---------------------------------
                                                Name:   Donald P. de Brier
                                                Title:  Executive Vice President
                                                        and Secretary

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